UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2015
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
e)     On May 11, 2015, the stockholders of LPL Financial Holdings Inc. (the “Company”) approved the amendment and restatement of the Company’s 2010 Omnibus Equity Incentive Plan (the “Amended 2010 Plan”). The material terms of the Amended 2010 Plan are summarized on pages 18-27 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015 (the “Proxy Statement”), which description is incorporated by reference. The description of the Amended 2010 Plan is qualified in its entirety by reference to the actual terms of the plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
On May 11, 2015, the Company’s stockholders also approved the amendment and restatement of the Company’s Corporate Executive Bonus Plan (the “Amended Bonus Plan”). The material terms of the Amended Bonus Plan are summarized on pages 28-30 of the Proxy Statement, which description is incorporated by reference. The description of the Amended Bonus Plan is qualified in its entirety by reference to the actual terms of the plan, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2015 annual meeting of stockholders (the “Annual Meeting”) on May 11, 2015. The stockholders of the Company considered and acted upon the following proposals:
1. Election of Directors. By the vote reflected below, the stockholders elected the following eight individuals to serve as directors of the Company until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard W. Boyce	82,070,513	918,089	88,937	6,650,709
John J. Brennan	82,482,540	506,161	88,837	6,650,709
Mark S. Casady	81,828,554	1,132,950	116,035	6,650,709
H. Paulett Eberhart	82,549,012	439,011	89,516	6,650,709
Anne M. Mulcahy	82,143,024	845,204	89,311	6,650,709
James S. Putnam	82,483,118	505,814	88,606	6,650,709
James S. Riepe	82,476,978	510,503	90,058	6,650,709
Richard P. Schifter	82,047,949	940,524	89,066	6,650,709
2. Approval of the Amendment and Restatement of the Company’s 2010 Omnibus Equity Incentive Plan. The stockholders approved an amendment and restatement of the Company’s 2010 Omnibus Equity Incentive Plan. 73,583,734 shares voted for the proposal; 9,362,094 shares voted against the proposal; and 131,711 shares abstained from voting on the proposal. There were 6,650,709 broker non-votes on the proposal.
3. Approval of the Amendment and Restatement of the Company’s Corporate Executive Bonus Plan. The stockholders approved an amendment and restatement of the Company’s Corporate Executive Bonus Plan. 78,694,702 shares voted for the proposal; 4,248,249 shares voted against the proposal; and 134,588 shares abstained from voting on the proposal. There were 6,650,709 broker non-votes on the proposal.
4. Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015. The stockholders ratified the appointment of Deloitte & Touche LLP by the audit committee of the Board as the Company’s independent registered public accounting firm for the current fiscal year. 89,135,955 shares voted for the proposal; 484,801 shares voted against the proposal; and 107,491 shares abstained from voting on the Proposal. There were no broker non-votes on the proposal.
5. Advisory Vote on Executive Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Proxy Statement relating to the Annual Meeting. 79,199,565 shares voted for the proposal; 3,734,440 shares voted against the proposal; and 143,534 shares abstained from voting on the proposal. There were 6,650,709 broker non-votes on the proposal.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	LPL Financial Holdings Inc. Amended and Restated 2010 Omnibus Equity Incentive Plan
10.2	LPL Financial Holdings Inc. Amended and Restated Corporate Executive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
Name: David P. Bergers
Title: General Counsel

Dated: May 15, 2015